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Exhibit 5.1	Burgerweeshuispad 201 P.O. Box 75084 1070 AB Amsterdam T +31 20 577 1771 F +31 20 577 1775
To LyondellBasell Industries N.V. (the "Issuer") 4th Floor, One Vine Street W1J 0AH London United Kingdom

Date 26 May 2026	Gaby Smeenk E gaby.smeenk@debrauw.com T +31 20 577 1446

Our ref. M47367225/1/20720408

Dear Sir/Madam,
Registration with the US Securities and Exchange Commission
of ordinary shares in the capital of the Issuer

1INTRODUCTION
We, De Brauw Blackstone Westbroek N.V, ("De Brauw") act as Dutch legal advisers (advocaat) to the Issuer in connection with the Registration.
Certain terms used in this opinion are defined in Annex 1 (Definitions).
2SCOPE OF WORK
As set out in paragraphs 1 and 6, we give this opinion as Dutch legal advisers and our duty of care is governed by Dutch law. By implication:
(a)This opinion is limited to Dutch law. It (including all terms used in it) is to be construed in accordance with Dutch law.
(b)As required by Dutch law, in preparing and issuing this opinion, we have observed the care which is to be expected from a reasonably proficient and reasonably acting Dutch opinion giver in similar circumstances (including our reputation).
This opinion is limited to its date.

3FACTUAL RESEARCH
We have examined, and relied upon the accuracy of the factual statements in, the text of the following documents:
(a)A copy of:
(i)the Registration Statement;
(ii)the Proxy Statement; and
(iii)the Long-Term Incentive Plan.
(b)A copy of each Corporate Resolution.
(c)A copy of:
(i)the Issuer's deed of incorporation and its current articles of association, as provided to us by the Chamber of Commerce (Kamer van Koophandel);
(ii)the Board Regulations; and
(iii)the Trade Register Extract.
In addition, we have obtained the following confirmations on the date of this opinion:
(d)Confirmation by telephone from the Chamber of Commerce that the Trade Register Extract is up to date.
(e)Confirmation through https://data.europa.eu/data/datasets/consolidated-list-of-persons-groups-and-entities-subject-to-eu-financial-sanctions?locale=en and https://www.rijksoverheid.nl/documenten/rapporten/2015/08/27/nationale-terrorismelijst that the Issuer is not included on any Sanctions List.
(f)Confirmation through www.rechtspraak.nl, derived from the Central Insolvency Register (including from the segments for EU registrations and publications about public composition proceedings outside bankruptcy), that the Issuer is not registered as being subject to a public Dutch Insolvency or foreign Insolvency Proceedings.
4ASSUMPTIONS
We have made the following assumptions:
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(a)
(i)Each copy document conforms to the original and each original is genuine and complete.
(ii)Each signature is the genuine signature of the individual concerned and, if an electronic signature, is sufficiently reliable.
(iii)Each confirmation referred to in paragraph 3 is true.
(iv)The Registration Statement has been or will have been filed with the SEC in the form referred to in this opinion.
(b)
(i)The Board Regulations remain in force without modification.
(ii)Each Corporate Resolution:
(A)has been duly adopted and remains in force without modification; and
(B)complies with the requirements of reasonableness and fairness (redelijkheid en billijkheid).
(c)
(i)At the time of each issue of Registration Shares or grant of rights to acquire Registration Shares:
(C)the Long-Term Incentive Plan remains in full force and effect without modification; and
(D)the aggregate number of Registration Shares, or of any rights to acquire Registration Shares, that will be granted or issued under the Long-Term Incentive Plan will not exceed the maximum number permitted under the Long-Term Incentive Plan Authorisation.
(ii)
(A)Each grant of rights to acquire Registration Shares will be validly granted, accepted and exercised in accordance with the Long-Term Incentive Plan; and
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(B)each grant of rights to acquire Registration Shares will be valid, binding and enforceable against each party.
(i)
(A)The issue by the Issuer of the Registration Shares (or of any grant of rights to acquire Registration Shares) will have been validly authorised; and
(B)any pre-emption rights in respect of the issue of the Registration Shares (or of any grant of rights to acquire Registration Shares) will have been observed or validly excluded;
all in accordance with the Issuer's articles of association at the time of authorisation or of observance or exclusion.
(ii)The Issuer's authorised share capital at the time of issue of any Registration Share and each grant of rights to acquire Registration Shares will be sufficient to allow for the grant or issue.
(iii)The Registration Shares will have been:
(A)issued in accordance with the Long-Term Incentive Plan and in the form and manner prescribed by the Issuer's articles of association at the time of issue; and
(B)otherwise offered, issued and accepted by their subscribers in accordance with the Long-Term Incentive Plan and all applicable laws (including, for the avoidance of doubt, Dutch law).
(iv)The nominal amount of the Registration Shares and any agreed share premium will have been validly paid.
5OPINION
Within the limitations set out in paragraph 2, based on the factual research described in paragraph 3 and the assumptions made in paragraph 4, and subject to (i) any matters not disclosed to us (including force (bedreiging), fraud (bedrog), undue influence (misbruik van omstandigheden) or a mistake (dwaling), in connection with the issue of Registration Shares) and (ii) the qualifications in paragraph 6, we are of the following opinion:
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(a)When issued, the Registration Shares will have been validly issued and will be fully paid and nonassessable1.
6QUALIFICATIONS
This opinion is subject to the following qualifications:
(a)This opinion is subject to any limitations arising from (i) rules relating to Dutch Insolvencies, (ii) rules relating to foreign insolvency or composition or restructuring proceedings (including foreign Insolvency Proceedings), (iii) other rules regulating conflicts between rights of creditors, or (iv) resolution, intervention and other measures in relation to financial enterprises or their affiliated entities.
(b)
(i)An extract from the Trade Register does not provide conclusive evidence that the facts set out in it are correct. However, under the 2007 Trade Register Act (Handelsregisterwet 2007), subject to limited exceptions, a legal entity or partnership cannot invoke the incorrectness or incompleteness of its Trade Register registration against third parties who were unaware of the incorrectness or incompleteness.
(ii)A confirmation from the Central Insolvency Register does not provide conclusive evidence that an entity is not subject to Insolvency Proceedings.
7RELIANCE
(a)This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration and not for any other purpose. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an Exhibit to (and therefore together with) the Registration Statement.
(b)Each person relying on this opinion in doing so agrees that:
(i)the agreements in this paragraph 7 our duty of care and all liability and other matters relating to this opinion will be governed exclusively by Dutch law and the Dutch courts will have exclusive jurisdiction to settle any dispute relating to them; and
1 In this opinion, "nonassessable" – which term has no equivalent in Dutch – means, in relation to a share, that the issuer of the share has no right to require the holder of the share to pay to the issuer any amount (in addition to the amount required for the share to be fully paid) solely as a result of his shareholdership.
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(ii)only we, De Brauw, (and not any other person, including any person working at or affiliated with us) will have any liability in connection with this opinion.
(c)The Issuer may:
(i)file this opinion as an exhibit to the Registration Statement; and
(ii)refer to De Brauw giving this opinion in the Exhibit Index in the Registration Statement.
The previous sentence is no admittance from us that we are in the category of persons whose consent for the filing and reference as set out in that sentence is required under article 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

Yours faithfully, De Brauw Blackstone Westbroek N.V.
/s/ Gaby Smeenk
Gaby Smeenk Advocaat

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Annex 1 – Definitions

Part 1 - General

In this opinion:
"Annual General Meeting 2026" is defined in part 2 (Issuer) of this Annex.
"Board" is defined in part 2 (Issuer) of this Annex.
"Board Regulations" is defined in part 2 (Issuer) of this Annex.
"De Brauw" means De Brauw Blackstone Westbroek N.V.
"Corporate Resolution" is defined in part 2 (Issuer) of this Annex.
"Dutch Insolvency" means bankruptcy (faillissement), suspension of payments (surseance van betaling) or restructuring proceedings outside bankruptcy (akkoordprocedures buiten faillissement).
"Dutch law" means the national law of the Netherlands and European Union and international law to the extent directly applicable in the Netherlands.
"Insolvency Proceedings" means insolvency proceedings as defined in Article 2(4) of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).
"Issuer" is defined in part 2 (Issuer) of this Annex.
"Long-Term Incentive Plan" means the long-term incentive plan amended and restated by the Issuer's general meeting at the Annual General Meeting 2026.
"Long-Term Incentive Plan Authorisation" is defined in the definition of "Corporate Resolution" in part 2 (Issuer) of this Annex.
"Ordinary Share" means an ordinary share (gewoon aandeel) with a nominal value of EUR 0.04 in the capital of the Issuer.
"Proxy Statement" means the proxy statement on form 14A dated 10 April 2026 in relation to the Annual General Meeting 2026.
"Registration" means the registration of the Registration Shares with the SEC under the Securities Act.
"Registration Shares" means up to 8,000,000 Ordinary Shares to be issued by the Issuer pursuant to the Long-Term Incentive Plan.
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"Registration Statement" means the registration statement on form S-8 dated on or about 26 May 2026 in relation to the Registration (excluding any documents incorporated by reference in it and any exhibits to it).
"Sanctions List" means each of:
(a)the Consolidated list of persons, groups and entities subject to EU financial sanctions; and
(b)the National sanction list terrorism (Nationale sanctielijst terrorisme).
"SEC" means the U.S. Securities and Exchange Commission.
"Securities Act" means the U.S. Securities Act of 1933, as amended.
"the Netherlands" means the European part of the Netherlands.
"Trade Register Extract" is defined in part 2 (Issuer) of this Annex.

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Part 2 – Issuer

In this opinion:

"Annual General Meeting 2026" means the Issuer's annual general meeting held on 22 May 2026.
"Board" means the Issuer's board of directors.
"Board Regulations" means the board regulations of the Board dated November 2021.
"Corporate Resolution" means each of:
(a)the resolutions of the Issuer's general meeting held on 22 May 2026, as evidenced by a statement signed by the chairman and secretary of the Annual General Meeting 2026 and dated 22 May 2026, to amend and restate the Long-Term Incentive Plan, which includes authorising the Board to issue Ordinary Shares or grant rights to acquire Ordinary Shares up to the number of Ordinary Shares authorised for issuance under the Long-Term Incentive Plan, and to exclude pre-emptive rights for shareholders in that regard, both for a period of five years from the Annual General Meeting 2026 (such authorisation referred to as the "Long-Term Incentive Plan Authorisation");
(b)the resolutions of the Board set out in an extract form of the minutes of its meeting held on 19 February 2026, including the resolution to approve the amendment of the Long-Term Incentive Plan; and
(c)the resolutions of the Board set out in an extract form of the minutes of its meeting held on 20 May 2026 and on 21 May 2026, including the resolutions to (i) authorise the issuance of the Registration Shares under and pursuant to the terms of the Long-Term Incentive Plan and (ii) grant rights to acquire the Registration Shares.
"Issuer" means LyondellBasell Industries N.V., with seat in Rotterdam, the Netherlands, Trade Register number 24473890.
"Trade Register Extract" means a Trade Register extract relating to the Issuer provided by the Chamber of Commerce and dated 26 May 2026.

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